UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-28025

(Commission File Number)

86-0951473

(I.R.S. Employer Identification Number)

12 Abba Hilel Street, 16th Floor, PO Box 3306, Ramat Gan, Israel 52136

(Address of principal executive offices, including zip code)

011-972-3-754-1103

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 10, 2007 we entered into a shareholder agreement (the “Agreement”) with Alphakat GMBH (“Alphakat”) to incorporate and operate a company, to be named Alphakat – Global Energy Inc. (“AGEI”). We will each hold 50% of the shares of AGEI. The goal of AGEI is to provide worldwide marketing and sales of technology which converts hydrocarbon waste into diesel oil.

If Global or Alphakat wishes to transfer their AGEI shares, the Agreement contains a right of first refusal that any shares have to be offered to each other before being transferred to a third party.

AGEI has the exclusive rights for the USA and China to sell the technology of Alphakat, which converts municipal solid waste, organic materials and refinery sludge into mineral diesel oil. It has the non-exclusive rights for certain other parts of the world.

Item 9.01.	Financial Statements and Exhibits.
10.1	Shareholders Agreement
10.2	May 2, 2007 Term Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per: /s/ Asi Shalgi

Asi Shalgi

President and CEO

Dated: July 13, 2007